Hub Group, Inc. Reports Record Third Quarter 2007 Earnings

DOWNERS GROVE, IL, October 22, 2007, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income for the quarter ended September 30, 2007 of $16.6 million, a 23% increase versus income for the third quarter of 2006. Hub Group’s diluted earnings per share was $0.42 for the third quarter of 2007.  This represents an increase of 27% compared to last year's third quarter diluted earnings per share of $0.33.  Hub Group’s operating margin increased to 5.9% in 2007 from 5.1% in 2006 due to improved operational efficiencies and cost controls.

Hub Group’s revenue decreased 3.3% to $417.8 million compared to $432.0 million in the third quarter of 2006.  Third quarter intermodal revenue decreased 4.9% to $303.3 million.  The decrease was attributable to a 2% volume decline and a 3% decrease related to price and mix.  Truck brokerage revenue was flat at $77.1 million this quarter.  Third quarter logistics revenue increased 4.1% to $37.4 million.  Gross margin increased 0.3% to $57.5 million compared to the third quarter of 2006.

Hub Group also announced that it has terminated its acquisition of DNJ Transportation.  The closing was expected to occur around the beginning of October but was subject to certain conditions and approvals.  Several of these conditions were not met and therefore Hub elected not to proceed with the transaction.

FULL YEAR 2007

We expect that the earnings for 2007 will be within a range of $1.39 to $1.44 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Monday, October 22, 2007 to discuss its third quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.earnings.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (866) 700-6293. The conference call participant code is 38099567. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2006 and the report on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2007	2006	2007	2006

Revenue	$417,842	$432,009	$1,212,704	$1,184,069
Transportation costs	360,332	374,673	1,040,770	1,023,869
Gross margin	57,510	57,336	171,934	160,200

Costs and expenses:
Salaries and benefits	22,100	23,965	71,887	71,271
General and administrative	9,596	9,890	31,415	28,585
Depreciation and amortization	1,080	1,642	3,455	5,029
Total costs and expenses	32,776	35,497	106,757	104,885

Operating income	24,734	21,839	65,177	55,315

Other income (expense):
Interest expense	(33)	(22)	(78)	(65)
Interest income	711	670	1,967	1,668
Other, net	24	7	82	63
Total other income	702	655	1,971	1,666

Income from continuing operations before provision for income taxes	25,436	22,494	67,148	56,981

Provision for income taxes	8,828	9,000	25,346	22,795

Income from continuing operations	16,608	13,494	41,802	34,186

Discontinued operations:
Income from discontinued operations of HGDS	-	-	-	1,634
Provision for income taxes	-	-	-	653
Income from discontinued operations	-	-	-	981

Net income	$16,608	$13,494	$41,802	$35,167

Basic earnings per common share
Income from continuing operations	$0.43	$0.34	$1.07	$0.85
Income from discontinued operations	$-	$-	$-	$0.02
Net income	$0.43	$0.34	$1.07	$0.87

Diluted earnings per common share
Income from continuing operations	$0.42	$0.33	$1.06	$0.83
Income from discontinued operations	$-	$-	$-	$0.02
Net income	$0.42	$0.33	$1.06	$0.85

Basic weighted average number of shares outstanding	38,777	39,773	39,026	40,246
Diluted weighted average number of shares outstanding	39,230	40,572	39,511	41,161

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2007	December 31, 2006
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$39,824	$43,491
Accounts receivable
Trade, net	181,601	158,284
Other	11,296	8,369
Prepaid taxes	86	2,119
Deferred taxes	4,207	3,433
Prepaid expenses and other current assets	5,244	4,450
TOTAL CURRENT ASSETS	242,258	220,146

Restricted investments	5,116	3,017
Property and equipment, net	29,477	26,974
Other intangibles, net	7,168	7,502
Goodwill, net	225,448	225,448
Other assets	1,440	1,461
TOTAL ASSETS	$510,907	$484,548
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$129,986	$117,676
Other	6,091	6,839
Accrued expenses
Payroll	12,484	18,294
Other	35,742	26,617
Related party payable	-	5,000
TOTAL CURRENT LIABILITIES	184,303	174,426
Non-current liabilities	13,400	7,691
Deferred taxes	42,248	43,587
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2007 and 2006	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized in 2007; 41,224,792 shares issued and 38,217,278 outstanding in 2007; 47,337,700 shares authorized in 2006; 41,224,792 shares issued and 38,943,122 outstanding in 2006	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2007 and 2006	7	7
Additional paid-in capital	176,317	179,203
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	188,045	146,243
Treasury stock; at cost, 3,007,514 shares in 2007 and 2,281,670 shares in 2006	(78,367)	(51,563)
TOTAL STOCKHOLDERS' EQUITY	270,956	258,844
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$510,907	$484,548

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Income from continuing operations	$41,802	$34,186
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	5,475	6,410
Deferred taxes	3,178	12
Compensation expense related to share-based compensation plans	2,893	2,649
Gain on sale of assets	(156)	(31)
Changes in operating assets and liabilities excluding effects of purchase transaction:
Restricted investments	(2,099)	(1,163)
Accounts receivable, net	(26,244)	(6,325)
Prepaid taxes	2,033	5,295
Prepaid expenses and other current assets	(794)	(1,202)
Other assets	21	234
Accounts payable	11,562	13,904
Accrued expenses	3,315	9,152
Non-current liabilities	418	-
Net cash provided by operating activities	41,404	63,121
Cash flows from investing activities:
Proceeds from sale of equipment	715	228
Purchases of property and equipment	(8,203)	(5,247)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(39,942)
Proceeds from the disposal of discontinued operations	-	12,203
Net cash used in investing activities	(12,488)	(32,758)
Cash flows from financing activities:
Proceeds from stock options exercised	703	1,924
Purchase of treasury stock	(37,142)	(45,191)
Excess tax benefits from share-based compensation	3,856	7,897
Net cash used in by financing activities	(32,583)	(35,370)

Cash flows from operating activities of discontinued operations	-	1,848
Cash flows used in investing activities of discontinued operations	-	(38)
Net cash provided by discontinued operations	-	1,810

Net decrease in cash and cash equivalents	(3,667)	(3,197)
Cash and cash equivalents beginning of period	43,491	36,133
Cash and cash equivalents end of period	$39,824	$32,936